Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 12, 2023, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-275000) and related Prospectus of Hamilton Insurance Group, Ltd. for the registration of 15,000,000 shares of its common stock.

/s/ Ernst & Young Ltd.
Hamilton, Bermuda
November 1, 2023